                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated October 26, 2004, accompanying the financial statements of the Haines Road operating location of the Bolton Steel Tube Co., Ltd. contained in Amendment No. 3 to the Registration Statement on Form S-1 of Tarpon Industries, Inc. filed on February 11, 2005 (file no. 333-120117) and the related Prospectus. We consent to the incorporation by reference of the aforementioned report in the Current Report on Form 8-K of Tarpon Industries, Inc. filed on February 24, 2005.

/s/ GRANT THORNTON LLP
Southfield, Michigan
February 24, 2005
DETROIT.1476445.1